UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 14, 2026
 CONDUENT INCORPORATED
(Exact name of registrant as specified in its charter)

New York	001-37817	81-2983623
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

100 Campus Drive,	Suite 200,
Florham Park,	New Jersey
07932
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (844) 663-2638
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	CNDT	NASDAQ Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (CFR 240.12b-2).
Emerging Growth Company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.
(a) On May 14, 2026, Conduent Incorporated (the Registrant) held its Annual Meeting of Shareholders.
(b) Shareholders voted on the matters set forth below as follows:
1.Election of directors. All nominees for director were elected.

Name	For	Against	Abstain	Non Votes
Harsha V. Agadi	95,970,381	1,096,938	2,335,857	28,353,293
Michael Fucci	95,108,906	1,961,296	2,332,974	28,353,293
Scott Letier	94,247,241	2,811,529	2,344,406	28,353,293
Margarita Paláu-Hernández	94,859,140	2,192,929	2,351,107	28,353,293
Greta Van	96,197,586	3,132,114	73,476	28,353,293
2.    Ratification of selection of PricewaterhouseCoopers LLP as the Registrant's independent registered public accounting firm for 2026. The selection of PricewaterhouseCoopers LLP was ratified.

For	Against	Abstain	Non Votes
126,920,182	626,458	209,829	—
3. Approval, on an advisory basis, of the 2025 compensation of the Registrant’s Named Executive Officers, as disclosed in the Registrant’s 2026 Proxy Statement. The 2025 compensation of the Registrant’s Named Executive Officers, as disclosed in the Registrant’s 2026 Proxy Statement, was approved on an advisory basis.

For	Against	Abstain	Non Votes
90,937,311	8,334,262	131,603	28,353,293
(c) Not Applicable.
(d) Not Applicable.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly authorized this report to be signed on its behalf by the undersigned duly authorized.
Date: May 14, 2026

CONDUENT INCORPORATED

By:	/s/ MICHAEL FISHERMAN
Michael Fisherman
Assistant Secretary